   As filed with the Securities and Exchange Commission on January 12, 2001
                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                                --------------

                                MOTOROLA, INC.
            (Exact name of Registrant as specified in its charter)

                                --------------

               Delaware                              36-1115800
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
            incorporation)

                                --------------

                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                                (847) 576-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                With a copy to:

    Carl F. Koenemann            Jeffrey A. Brown            Oscar A. David
Executive Vice President          Senior Counsel            R. Cabell Morris,
   and Chief Financial       1303 East Algonquin Road              Jr.
         Officer               Schaumburg, Illinois         Winston & Strawn
1303 East Algonquin Road               60196              35 West Wacker Drive
  Schaumburg, Illinois            (847) 576-5014            Chicago, Illinois
          60196                                                   60601
     (847) 576-5000                                          (312) 558-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                     Proposed
                                     Amount          Maximum        Amount of
    Title of Each Class of           to be      Aggregate Offering Registration
Securities to Be Registered (1)  Registered (2)     Price (2)        Fee (3)
-------------------------------------------------------------------------------
Debt Securities, Common Stock,
 par value $3 per share, Debt
 Securities Warrants and Common
 Stock Warrants................  $2,000,000,000   $2,000,000,000     $500,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Includes Debt Securities that may be issued upon exercise of Debt Security Warrants and shares of Common Stock that may be issued upon exercise of Common Stock Warrants or upon conversion of Debt Securities. Also includes preferred stock purchase rights relating to shares of Common Stock and securities issuable upon conversion of convertible securities for no separate consideration. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.
(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro. If any Debt Securities or Debt Securities Warrants are issued at an original issue discount, such greater amount as shall result in net proceeds to the Registrant of $2,000,000,000.
(3) The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We cannot sell these securities until the registration statement +
+covering them has been declared effective by the SEC. This preliminary        +
+prospectus is not an offer to sell these securities and we are not soliciting + +offers to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 12, 2001

PROSPECTUS

                                 $2,000,000,000

                                [MOTOROLA LOGO]

                   Debt Securities and Debt Securities Warrants
                      Common Stock and Common Stock Warrants

                                  -----------

  We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

  . unsecured senior debt
    securities               . common stock


  . unsecured subordinated   . warrants to purchase common stock
    debt securities


                             . units consisting of any combination of these
  . warrants to purchase debt  securities
    securities

  We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. These terms may include:

  In the case of
  any securities:

                    In the case of
  . offering price  debt securities:    In the case of warrants:



  . size of         . interest rate     . the types of securities that may be
    offering                              acquired upon exercise


                    . maturity


  . underwriting                        . expiration date
    discounts       . ranking



                                        . exercise price
  . denomination or . whether they
    currency (other   may be redeemed
    than with         prior to
    respect to        maturity
    common stock)

                                        . conditions to exercisability

                    . whether they
                      are convertible
                      into common
                      stock

  The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

                                  -----------

  These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                The date of this prospectus is January   , 2001.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

   The registration statement that contains this prospectus (including the exhibits) contains additional important information about Motorola, Inc. and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

  .  Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

  . Current Report on Form 8-K, dated January 5, 2000, as amended on March 17, 2000.

  . Current Report on Form 8-K, dated March 23, 2000, as amended on March 24, 2000, June 2, 2000 and November 7, 2000.

  . Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, July 1, 2000 and April 1, 2000.

  . The description of our common stock included in the Registration Statement on Form 8-B dated
     July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

  . The description of our preferred stock purchase rights included in the Registration Statement on Form 8-A dated November 5, 1998, as amended.

   You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                A. Peter Lawson
                           Secretary, Motorola, Inc.
                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                          Telephone: (847) 576-5000.

   You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                  THE COMPANY

   Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

  . Software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

  . Embedded semiconductor solutions for customers in networking, transportation, wireless communications and imaging and entertainment markets.

  . Embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and industrial markets.

  . Digital and analog systems and set-top terminals for broadband cable television operators.

   Motorola is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (telephone number (847) 576-5000).

                                USE OF PROCEEDS

   Unless the applicable prospectus supplement provides otherwise, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1999 and the nine months ended September 30, 2000:

                                                                    Nine Months
                                         Year Ended December 31,       Ended
                                         ------------------------- September 30,
                                         1999 1998  1997 1996 1995     2000
                                         ---- ----  ---- ---- ---- -------------
Ratio of earnings to fixed charges...... 3.5  --(a) 6.3  5.2  12.0      4.8

--------
(a) Earnings were inadequate to cover fixed charges by $1.2 billion.

   For purposes of computing the ratios of earnings to fixed charges, we have divided income before income tax expense plus fixed charges by fixed charges. Fixed charges consist of interest costs and estimated interest included in rentals (one-third of net rental expense).

                         DESCRIPTION OF DEBT SECURITIES

   The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement.

   The debt securities will be either senior debt securities or subordinated debt securities. We will issue the "senior securities" under the "senior indenture" dated May 1, 1995 between us and Bank One Trust Company, N.A., as successor trustee to BNY Midwest Trust Company and Harris Trust and Savings Bank, as trustee (or any further successor trustee). We will issue the "subordinated securities" under a "subordinated indenture" between us and the trustee named therein, or any successor trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the "indentures," and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as a "trustee." The indentures are included as exhibits to the registration statement and the following description is qualified in its entirety by reference to the provisions of the indentures and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

   The numerical references in parentheses below are to sections of the indentures. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indentures have the meanings used in the indentures. As used in this "Description of Debt Securities," the "company" refers to Motorola, Inc. and does not, unless the context otherwise indicates, include our subsidiaries.

General

   The senior securities are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. (section 301 of the senior indenture.) Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the senior securities. The subordinated securities are subordinated in right of payment to the prior payment in full of our senior indebtedness. See "--Subordinated Indenture Provisions" below. The subordinated securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. (section 301 of the subordinated indenture.) We will set forth in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated securities. The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

 Terms

   We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

  .  the title of the securities;

  .  any limit on the aggregate principal amount of the securities;

  .  the maturity;

  .  the interest rate and the date from which interest will accrue;

  . the interest payment dates and the record dates for payment of interest, or the discount to face value and accretion rate in the case of debt securities issued at a substantial discount to the principal amount;

  .  the price and date of any optional redemption by us;

  . our obligation, if any, to redeem the offered securities and any requirement to maintain a "sinking fund" to support such obligation;

  .  the currency or currencies in which we will pay principal or interest;

  .  any conversion features; and

  . whether the defeasance or covenant defeasance provisions of the applicable indenture apply.

   We can also establish any other terms and conditions of the debt securities to the extent they do not conflict with the terms of the indentures. (section 301 of each indenture.) Therefore, you must read the applicable indenture and prospectus supplement carefully to understand the terms of any series of debt securities.

 Effective Subordination

   The debt securities will be our obligations exclusively. Since our operations are partially conducted through subsidiaries, primarily overseas, our cash flow and therefore our ability to service debt, including the debt securities offered by the applicable prospectus supplement, are partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

   Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and therefore the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

 No Limitations on Other Debt

   The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the indentures do restrict us and our domestic subsidiaries from granting certain security interests on certain of their property or assets unless the debt securities are equally secured. See "--Restrictive Covenants" below.

 Open-Ended Indenture

   The indentures are "open-ended," meaning we may issue a number of different series of debt securities, with different terms and conditions, under each of the indentures. (section 301 of each indenture.) There is no limit on the amount of debt securities we can issue under either indenture, and we already have issued a significant amount of debt securities under the senior indenture.

Defeasance and Covenant Defeasance

   Under the indentures, we have the ability to take certain steps to effect a "defeasance" or a "covenant defeasance." A defeasance allows us to be discharged from any and all obligations in respect of a series of debt securities except for certain obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust. A covenant defeasance allows us to stop complying with certain restrictive covenants relating to:

  .  consolidation, merger, conveyance, transfer or lease;

  .  maintenance of our existence and properties;

  .  payment of taxes and other claims; and

  .  restrictions on secured debt and sale and leaseback transactions.

   A covenant defeasance also causes certain events specified in the indentures to no longer be deemed an event of default under the indentures.

   To effect a defeasance or a covenant defeasance, we must deposit with the applicable trustee an amount of money or U.S. government securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest, if any, on the debt securities of such series at the time such payments are due. We will remain liable for any shortfall between the amount deposited with the trustee and the amount due holders of debt securities upon any acceleration of payment.

   We may only effect a defeasance or a covenant defeasance if we have provided a legal opinion that such action will not cause holders of our debt securities to recognize income, gain or loss for federal income tax purposes as a result and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. The opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

   We may further describe in the applicable prospectus supplement the provisions, if any, regarding defeasance or covenant defeasance with respect to the debt securities of a particular series. (article fifteen of each indenture.)

Restrictive Covenants

 Restrictions on Secured Debt

   If we or any Domestic Subsidiary incurs or guarantees any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Domestic Subsidiary, we must secure the debt securities of each series equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such transaction, the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 5% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries. See "--Restrictive Covenants--Restrictions on Sales and Leasebacks" below.

   This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

  . Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with us or a Domestic Subsidiary;

  .  Mortgages in favor of us or a Domestic Subsidiary;

  . Mortgages in favor of governmental bodies to secure progress or advance payments;

  . Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

  . purchase money Mortgages and Mortgages to secure the construction cost of property; and

  .  any extension, renewal or refunding of any Mortgage referred to above.

 Restrictions on Sales and Leasebacks

   Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless:

  . we or such Domestic Subsidiary could mortgage such property as provided for above under "--Restrictive Covenants--Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series; or

  . within 120 days, we apply to the retirement of our Funded Debt an amount not less than the greater of:

    . the net proceeds of the sale of the Principal Property leased pursuant to such arrangement; or

    . the fair market value of the Principal Property so leased, subject to credits for certain voluntary retirements of Funded Debt.

   This restriction will not apply to any sale and leaseback transaction:

  .  between us and a Domestic Subsidiary or between Domestic Subsidiaries;
     or

  . involving the taking back of a lease for a period, including renewals, of three years or less. (section 1011 of each indenture.)

 Certain Definitions

   The following are certain key definitions used in the descriptions above of restrictions on secured debt and sales and leasebacks contained in the indentures. These and other definitions are contained in the indentures. You should read the applicable indenture to understand these restrictions fully.

   "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the rate per annum borne by the senior securities of each series, compounded annually.

   "Consolidated Net Tangible Assets" means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

  . all current liabilities, excluding any constituting Funded Debt by reason of their being renewable or extendable; and

  .  goodwill and other intangibles. (section 1010 of each indenture.)

   "Domestic Subsidiary" means a Subsidiary of ours except a Subsidiary of ours which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or which is engaged primarily in financing our operations or our Subsidiaries, or both, outside the United States.

   "Principal Property" includes any single parcel of real estate, any manufacturing plant or warehouse we own or lease or any Domestic Subsidiary owns or leases which is located within the United States and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or a portion of any manufacturing plant or warehouse:

  . which is a pollution control or other facility financed by obligations issued by a state or local government unit; or

  . which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.

   "Subsidiary" means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries.

Events of Default

   The following are events of default under the indentures with respect to any debt securities:

  . failure to pay principal of, or premium, if any, on any debt security of that series when due;

  . failure to pay any installment of interest on any debt security of that series when due, continued for 30 days;

  . failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  . failure to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series, continued for 60 days after written notice as provided in the applicable indenture;

  .  certain events in bankruptcy, insolvency or reorganization; and

  . any other event of default provided with respect to debt securities of that series. (section 501 of each indenture.)

   If an event of default with respect to the outstanding debt securities of any series occurs and continues either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (section 502 of each indenture.) For information as to waiver of defaults, see "--Modification and Waiver." You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.

   Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity. (section 603 of each indenture.) Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (section 512 of the senior indenture and section 505 of the subordinated indenture.)

   We will be required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the applicable indenture and as to any default in such performance. (section 1006 of each indenture.)

Modification and Waiver

   Modifications and amendments of each indenture may be made by us and the trustee with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  . change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

  . reduce the principal amount of, or premium, if any, or interest, if any, on, any debt security;

  . reduce the amount of principal of any original issue discount debt security payable upon acceleration of the maturity thereof;

  . change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  . reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults. (section 902 of each indenture.)

   The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the applicable indenture. (section 1012 of each indenture.) The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or in respect of any provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (section 513 of the senior indenture and section 504 of the subordinated indenture.)

   In addition, we may not modify or amend the subordination provisions of the subordinated indenture without the consent of the holders of each outstanding subordinated debt security affected thereby. Further, no modification or amendment of that type may adversely affect the rights under article sixteen of the subordinated indenture of the holders of senior indebtedness then outstanding without the consent of the requisite holders of senior indebtedness required under the terms of such senior indebtedness. (section 902 of the subordinated indenture.)

   Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities. (section 1401 of each indenture.) The trustee for those debt securities may call a meeting at any time or upon our request or the request of holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the applicable indenture. (section 1402 of each indenture.) Except for any consent that must be given by each holder of a debt security affected, and except as described below, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution with respect to any consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an indenture, except for any consent that must be given by each holder of a debt security affected, may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding debt securities of that series. Further, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under one of the indentures may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. (section 1404 of each indenture.)

   Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture with respect thereto will be binding on all holders of debt securities of that series and the related coupons issued under that indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series. However, if any action is to be taken at such meeting with respect to a consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding debt securities of such series issued under that indenture will constitute a quorum. (section 1404 of each indenture.)

Consolidation, Merger, Conveyance, Transfer or Lease

   We may, without the consent of any holders of outstanding debt securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, and any other entity may consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to, us, provided that:

  . the entity other than us formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the applicable indenture;

  . after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing, provided that a transaction will only be deemed to be in violation of this condition as to any series of debt securities as to which such event of default or such event has happened and is continuing; and

  .  certain other conditions are met. (article eight of each indenture.)

Form, Denominations, Exchange, Registration and Transfer

   We may issue debt securities as registered securities or bearer securities, and may be issued in global form. Global securities are described below under "--Global Securities." Unless we otherwise provide in the applicable prospectus supplement, we will issue registered securities in denominations of $1,000 and integral multiples thereof and we will issue bearer securities in denominations of $5,000 and integral multiples thereof. Unless we otherwise indicate in the applicable prospectus supplement, bearer securities will have interest coupons attached. (section 201 of each indenture.)

   Our registered securities will be exchangeable for other registered securities of the same series. In addition, if we issue a series of debt securities as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities. Our registered securities generally may not be exchanged for bearer securities unless we provide for such an exchange in the applicable prospectus supplement. (section 305 of each indenture.)

   We will not mail bearer securities in connection with their original issuance to any location in the United States. In addition, the United States Internal Revenue Code of 1986, as amended, requires us to obtain written certification from the initial purchaser of a bearer security to the effect that:

  . the bearer security is not being acquired by or on behalf of a United States person;

  . if a beneficial interest in the bearer security is being acquired by or on behalf of a United States person, that the United States person is a foreign branch of a United States financial institution that is purchasing for its own account or for resale or the person is acquiring the bearer security through the foreign branch of a United States financial institution and the financial institution agrees, in either case, to comply with certain requirements of the Internal Revenue Code; or

  . the bearer security is being acquired by a United States or foreign financial institution for resale during the restricted period and has not been acquired for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. (section 303 of each indenture.)

   You may present registered securities for registration of transfer at the office of the trustee, or at the office of any transfer agent we designate without service charge and upon payment of any taxes and other governmental charges. (section 305 of each indenture.) We may change transfer agents or designate additional transfer agents at any time, except that, if we have issued a series of debt securities solely as registered securities, we must maintain a transfer agent in each place of payment for such series and, if we have issued a series of debt securities as bearer securities, we must maintain a transfer agent in a place of payment for such series located outside the United States. (section 1002 of each indenture.)

   If we elect or are required to redeem or exchange particular debt securities, we will not be required to:

  . issue, register the transfer of or exchange those debt securities for a period of 15 days before the first publication or mailing of the notice of redemption or exchange;
  . register the transfer of or exchange any registered security selected for redemption; or
  . exchange any bearer security selected for redemption except that a bearer security selected for redemption may be exchanged for a registered security that will be surrendered for redemption. (section 305 of each indenture.)

Global Securities

   The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

   Upon issuance, we will deposit with, or on behalf of, the depositary and will register in the name of the depositary or a nominee of the depositary one or more "global securities" to represent the debt securities of each series. Unless we otherwise indicate in the prospectus supplement relating to a series of debt securities, The Depository Trust Company will act as the depositary and we will deposit the global securities with, or on behalf of, DTC or its nominee, and we will register registered securities in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

   Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC, generally known as DTC participants. Ownership of beneficial interests in a global security will be limited to DTC participants or persons that may hold interests through DTC participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC with respect to interests of DTC participants and records of DTC participants, with respect to interests of persons who hold through DTC participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository is the registered owner of a global security, the depository will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

   We will make payments of principal of and any interest, and premium, if any, on individual debt securities represented by a global security to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Neither we nor the trustee, nor any of our agents or the trustee, will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC's records relating to those beneficial ownership interests.

   We have been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit DTC participants' accounts for their pro rata share of such payments. We also expect that payments by DTC participants to owners of beneficial interests in global securities held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the sole responsibility of the DTC participants.

   Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

  . DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for these global securities;

  .  DTC ceases to be qualified as required by the applicable indenture;

  . we instruct the trustee in accordance with the applicable indenture that those global securities will be so exchangeable; or

  . there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities represented by such global security.

   Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000, or $5,000 in the case of bearer debt securities, and integral multiples of $1,000, or $5,000 in the case of bearer debt securities, in excess thereof and registered in the names DTC directs. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If we issue debt securities subsequently in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency we maintain for such purpose.

   So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a DTC participant, on the procedures of the DTC participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. The indentures provide that DTC may grant proxies and otherwise authorize DTC participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that under existing industry practices in the event that we request any action of holders or that an owner of a beneficial interest in global securities desires to give or take any action which a holder is entitled to give or take under the applicable indenture. DTC would authorize the DTC participants holding the relevant beneficial interests to give or take such action, and such DTC participants would authorize beneficial owners owning through such DTC participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

   DTC has advised us as follows:

  .  DTC is:

     .  a limited-purpose trust company organized under the New York Banking
     Law;

     .  a "banking organization" within the meaning of the New York Banking
     Law;

     .  a member of the Federal Reserve System;

     . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

  .  DTC holds securities that DTC participants deposit with DTC.

  . DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  . Direct DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of direct DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

  . Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

  . The rules applicable to DTC and DTC participants are on file with the SEC.

   According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Payment and Paying Agents

   Unless the applicable prospectus supplement provides otherwise, the place of payment for all registered securities will be Chicago, Illinois, U.S.A., and we will initially designate the corporate trust office of the applicable trustee for this purpose. At our option, we may pay interest, if any, on registered securities by check mailed to the address of the person entitled thereto as such person's address appears in the security register or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register. (sections 307, 1001 and 1002 of each indenture.) Unless the applicable prospectus supplement provides otherwise, we will make payment of any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the record date for such interest. (section 307 of each indenture.)

   If we issue bearer securities, we must maintain an office or agency outside the United States at which the principal of, and premium, if any, and interest, if any, on the bearer securities will be paid. (section 1002 of each indenture.) The initial locations of such offices and agencies will be specified in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will make payments with respect to bearer securities, at the holder's option, by check in the currency designated in the bearer security presented or mailed to an address outside the United States or paid by wire transfer to an account in such currency maintained at a bank located outside the United States. We will not make payments in the United States. (sections 307 and 1002 of each indenture.) Nevertheless, we will make payments with respect to bearer securities payable in U.S. dollars at the office of our paying agent in Chicago, Illinois if, but only if, payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and the trustee has received an opinion of counsel that such payment within the United States is legal. (sections 307 and 1002 of each indenture.) Unless the applicable prospectus supplement provides otherwise, we will make payment of installments of interest on any bearer securities on or before maturity only against surrender of coupons for such interest installments as they mature. (section 1001 of each indenture.)

   Unless the applicable prospectus supplement provides otherwise, we will make all payments of principal of, and premium, if any, and interest, if any, on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if such currency:

  . ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions;

  . is the euro and ceases to be used both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union; or

  . is any currency unit, or composite currency, other than the euro and ceases to be used for the purposes for which it was established. (section 312 of each indenture.)

   We may designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

   All moneys deposited with a paying agent or held for the payment of principal of, or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such payment has become due will, at our request, be repaid to us, or discharged from trust, and the holder of such debt security may thereafter look only to us for payment thereof. (section 1003 of each indenture.)

Subordinated Indenture Provisions

   Our subordinated securities are subordinate and junior in right of payment, to the extent set forth in the subordinated indenture, to the prior payment in full of all existing and future senior debt of ours. (section 1601 of the subordinated indenture.)

   Senior debt is defined in the subordinated indenture as the principal of, and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such debt. Excluded from the definition of senior debt are the following:

  .  any debt which expressly provides:

    . that such debt is not senior in right of payment to the subordinated securities; or

    . that such debt is subordinated to any other debt of ours, unless such debt expressly provides that such debt is senior in right of payment to the subordinated securities;

  .  debt of ours in respect of the subordinated securities;

  . debt of ours in respect of our outstanding Liquid Yield Option(TM) Notes due 2009 and our outstanding Liquid Yield Option(TM) Notes due 2013, which 2009 LYONs and 2013 LYONs rank on a parity with the subordinated securities;

  . debt of ours in respect of the extension notes which may be issued in the future, at specified dates, in respect of the 2009 LYONs and in payment of the purchase price thereof, which extension notes would rank on a parity with the subordinated securities and any 2009 LYONs and 2013 LYONs remaining outstanding (section 101 of the subordinated indenture); and

  . debt of ours in respect of our 6.68% deferrable interest junior subordinated debentures due March 31, 2039 representing a long-term loan made to us by Motorola Capital Trust I, a Delaware statutory business trust and our wholly-owned subsidiary, and our obligations related to our guarantee of certain obligations of the trust under its 6.68% Trust Originated Preferred SecuritiesSM.

   There are no restrictions in the subordinated indenture on the creation of additional senior debt, or any other indebtedness. (section 101 of the subordinated indenture.) The prospectus supplement with respect to any subordinated securities will set forth:

  . the aggregate amount of consolidated indebtedness outstanding as of the most recent practicable date that would constitute either senior debt or indebtedness of our subsidiaries;

  . the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank on a parity with the subordinated securities; and

  .  any then-existing limitation on the issuance of additional senior debt.
--------
(TM)Trademark of Merrill Lynch & Co.
SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

   By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets:

  . the holders of all senior debt will first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of subordinated securities would be entitled to receive any payment or distribution with respect to such securities;

  . the holders of subordinated securities will be required to pay over their share of such distribution to the holders of senior debt until such senior debt is paid in full; and

  . our creditors who are not holders of subordinated securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated securities. (section 1602 of the subordinated indenture.)

   Unless the applicable prospectus supplement provides otherwise, in the event that the subordinated securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an event of default, then we would be obligated to promptly notify holders of senior debt of such acceleration. Unless the applicable prospectus supplement provides otherwise, we may not pay the subordinated securities until 120 days have passed after such acceleration occurs and may thereafter pay the subordinated securities if the terms of the subordinated indenture otherwise permit payment at that time. (section 1603 of the subordinated indenture.)

   Unless the applicable prospectus supplement provides otherwise, we may not make any payment of the principal, and premium, if any, or interest, if any, with respect to any of the subordinated securities, except we may acquire subordinated securities for our common stock or other capital stock or as otherwise set forth in the subordinated indenture, if any default with respect to senior debt occurs and is continuing that permits the acceleration of the maturity thereof and such default is either the subject of judicial proceedings or we receive notice of the default, unless 120 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior debt is cured or the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated securities at that time. (section 1604 of the subordinated indenture.)

The Trustee

   Bank One Trust Company, N.A. (as successor trustee to BNY Midwest Trust Company and Harris Trust and Savings Bank) is trustee under:

  .  the senior indenture relating to:

    .  our 5.80% notes due October 15, 2008;

    .  our 7 5/8% notes due November 15, 2010;

    .  our 7 1/2% debentures due May 15, 2025;

    .  our 6 1/2% debentures due September 1, 2025;

    .  our 6 1/2% debentures due November 15, 2028; and

    .  our 5.22% debentures due October 1, 2097.

   Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago) is trustee under:

  . an indenture with us dated as of September 1, 1989 relating to our 2009 LYONs; and

  .  an indenture with us dated as of September 1, 1993 relating to our 2013
     LYONs.

   We maintain various banking relationships with Bank One, N.A., an affiliate of the trustee. As one of our principal commercial banks, Bank One, N.A. provides several foreign exchange and cash management services to us and has extended several credit facilities to us. Bank One, N.A. is also an issuing and paying agent for various commercial paper we have issued.

                          DESCRIPTION OF CAPITAL STOCK

   The following description of our capital stock is subject to the detailed provisions of our restated certificate of incorporation, as amended, and bylaws, as amended, and to the rights agreement described below. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the certificate of incorporation, the bylaws and the rights agreement, which are filed as exhibits to the registration statement. See "Where You Can Find More Information."

Common and Preferred Stock

   Our authorized capital stock consists of 4,200,000,000 shares of common stock, par value $3 per share, and 500,000 shares of preferred stock, par value $100 per share, issuable in series. There are no shares of preferred stock presently outstanding. Our board of directors is authorized to create and issue one or more series of preferred stock and to determine the rights and preferences of each series, to the extent permitted by our certificate of incorporation. The holders of shares of our common stock are entitled to one vote for each share held and each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation. The shares of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, will be duly and validly issued, fully paid and nonassessable.

Preferred Stock Purchase Rights

   On November 5, 1998, we authorized a new rights agreement between us and Harris Trust and Savings Bank, as rights agent to replace the existing rights agreement dated as of November 9, 1988, as amended, and the associated rights, which expired as of the close of business on November 20, 1998. The following summary of certain provisions of the rights agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the rights agreement, including particular provisions or defined terms of the rights agreement. See "Where You Can Find More Information."

   Under the rights agreement, each outstanding share of our common stock is accompanied by a preferred stock purchase right. Each right entitles the registered holder to purchase from us one thirty-thousandth of a share, as adjusted to reflect our 3-for-1 stock split in the form of a 200% stock dividend paid on June 1, 2000, of our Junior Participating Preferred Stock, Series B, $100 par value per share, at a price of $66.66 per one thirty-thousandth, or $200 per one ten-thousandth, of a preferred share, subject to adjustment. The rights attach to shares of our common stock outstanding as of the close of business on November 20, 1998 and to shares of our common stock which become outstanding thereafter prior to the earliest of the distribution date, the redemption of the rights, the exchange of the rights and the expiration of the rights, and, in certain cases, following the distribution date.

   The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors because of the ability of our board of directors to redeem the rights.

   Until the earlier to occur of 10 days following a public announcement that a person or group of affiliated or associated persons (referred to herein as an "acquiring person") acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of our common stock and 10 days following the commencement or announcement of a tender offer or exchange offer for 10% or more of such outstanding shares of our common stock (the earlier of such dates being called the "distribution date"), the rights will be evidenced, with respect to any of our common stock certificates outstanding as of November 20, 1998, by such common stock certificate. The rights agreement provides that, until the distribution date, the rights will be transferred with and only with the shares of our common stock. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after November 20, 1998, upon the transfer or new issuance of shares of common stock, including, unless the applicable prospectus supplement provides otherwise, the shares of common stock issued:

  .  in an offering pursuant to this prospectus;

  .  upon exercise of any common stock warrants; or

  . upon conversion or exchange of debt securities which are convertible into or exchangeable for common stock;

will contain a notation incorporating the rights agreement by reference.

   Until the distribution date, or earlier redemption or expiration of the rights, the surrender for transfer of any certificate for shares of our common stock, outstanding as of November 20, 1998, with or without such notation or a copy of a summary of rights being attached thereto, will also constitute the transfer of the rights associated with the shares of our common stock represented by such certificate. As soon as practicable following the distribution date, we will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the rights.

   The rights are not exercisable until the distribution date. The rights will expire on November 20, 2008, unless we earlier redeemed them as described below.

   The preferred share purchase price payable, and the number of preferred shares or other securities, cash or other property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock;

  . upon the grant to holders of our common stock of certain rights or warrants to subscribe for common stock or convertible securities at less than the current market price of our common stock;

  . upon the distribution to holders of our common stock of evidences of indebtedness or assets, excluding regular periodic cash dividends; and

  .  in connection with any recapitalization of us.

   In the event that a person becomes an acquiring person, each right, other than rights that are or were beneficially owned by the acquiring person and certain related persons and transferees, which will thereafter be void, shall thereafter be exercisable not for our preferred shares, but for a number of shares of our common stock, or, in certain cases, fractional our preferred shares, other common stock equivalents or cash, having a market value of two times the exercise price of the right. In the event that, at the time or after a person becomes an acquiring person, we are involved in a merger or other business combination in which:

  .  we are not the surviving corporation;

  .  our common stock is changed or exchanged; or

  .  50% or more of our consolidated assets or earning power are sold;

then each right, other than rights that are or were owned by the acquiring person and certain related persons and transferees, which will thereafter be void, shall thereafter be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right.

   In addition, at any time after a triggering event and before a person has acquired beneficial ownership of 50% or more of our outstanding common stock, we may elect to exchange all or part of the rights, excluding void rights held by an acquiring person and certain related persons and transferees, at an exchange ratio of one share of our common stock, or one thirty-thousandth, subject to adjustment, of a preferred share, or other common stock equivalent, per right.

   At any time prior to a triggering event, our board of directors may redeem the rights in whole, but not in part, at a price of $.0033 per right, as adjusted to reflect our 3-for-1 stock split in the form of a 200% stock dividend paid on June 1, 2000. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the rights redemption amount.

   Until a right is exercised, the holder thereof, as such, will have no rights as one of our stockholders, including, without limitation, the right to vote or to receive dividends.

   At any time prior to a triggering event, we may amend or supplement the rights agreement without the approval of the rights agent or any holder of the rights. Thereafter, no amendment may adversely affect the interests of the rights holders, other than an acquiring person.

   The preferred shares purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $250 per share and 30,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of our preferred shares will be entitled to a minimum preferential liquidation payment equal to the greater of $1,000 per share and 30,000 times the payment made per share of our common stock. Each preferred share will have 30,000 votes per share, voting together with the common stock. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each preferred share will be entitled to receive 30,000 times the amount received per share of our common stock.

   Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of the one thirty-thousandth interest in a preferred share that may be purchased upon exercise of each right should approximate the value of one share of our common stock.

   No fractional shares of common stock or preferred shares will be required to be issued upon the exercise of a right, other than fractions of preferred shares that are integral multiples of one thirty-thousandth of a preferred share, which may, at our election, be evidenced by depositary receipts, and in lieu thereof, an adjustment in cash will be made based on the market price of our common stock or preferred shares on the last trading day prior to the date of exercise.

                       DESCRIPTION OF SECURITIES WARRANTS

   We may issue warrants for the purchase of our debt securities or common stock, either independently or together with debt securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company, as agent. The warrant agent will act solely as our agent and will not assume any obligation for any warrant holders. Copies of the forms of warrant agreements and the forms of warrant certificates are filed as exhibits to the registration statement. The following description of certain provisions of the forms of warrant agreements and warrant certificates does not purport to be complete and is qualified in its entirety by reference to all the provisions of the warrant agreements and the warrant certificates.

General

   If we offer warrants for the purchase of debt securities, the applicable prospectus supplement will describe their terms, which may include the following:

  .  the title and aggregate number of the warrants;

  . the title, rank, aggregate principal amount, denomination, and terms of the underlying debt securities;

  . the currency of the underlying debt securities or of payment of the exercise price;

  . whether the warrants are issued as a unit with a debt security, and if so, the number of warrants attached to each such debt security;

  . the date, if any, on and after which such warrants and any related securities will be transferable separately;

  . the principal amount of the debt securities purchasable upon exercise of each warrant and the price, or the manner of determining the price, at which such debt securities may be purchased upon exercise;

  .  when the warrants may be exercised and the expiration date;

  . whether the warrant certificates will be issued in registered or bearer form;

  .  United States federal income tax consequences;

  . the terms of any right of ours to redeem or accelerate the exercisability of such warrants;

  .  whether the warrants are to be issued with any other securities;

  .  the offering price; and

  .  any other terms of the warrants.

   If we offer warrants for the purchase of our common stock, the applicable prospectus supplement will describe their terms, which may include the following:

  . the title and aggregate number of the warrants and whether the warrants will be sold with other securities;

  . the number of shares of common stock that may be purchased on exercise of each warrant;

  . the price or manner of determining the price, the manner in which the exercise price may be paid and any minimum number of warrants exercisable at one time;

  .  the terms of any right of ours to redeem the warrants;

  . the date, if any, on and after which the warrants and any related series of debt securities will be transferable separately;

  .  when the warrants may be exercisable and the expiration date;

  . the terms of any right of ours to accelerate the exercisability of the warrants;

  .  United States federal income tax consequences; and

  .  any other terms of the warrants.

   Warrants for the purchase of our common stock will be offered and exercisable for U.S. dollars only.

   Warrants may be exchanged for new warrants of different denominations, may, if in registered form, be presented for registration of transfer and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Prior to the exercise of any warrant to purchase underlying debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase our common stock, holders of such warrants will not have any rights of holders of our common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on our common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

   Each warrant will entitle the holder to purchase underlying debt securities or our common stock, as the case may be, at the exercise price described in, or calculable from, the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

   Holders can exercise warrants by delivering the exercise price and certain required information to the warrant agent. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate. Upon receipt of such payment and such warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying debt securities or our common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or our common stock purchased upon exercise of a warrant.

Modifications

   The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

   Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.

Common Stock Warrant Adjustments

   The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms will include:

  . provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the warrant;

  .  the events requiring an adjustment;

  . the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the warrant, upon its exercise, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and

  . provisions affecting exercise in the event of certain events affecting our common stock.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

   Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

   The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  .  commercial and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

   The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

   When we issue the securities offered by this prospectus, except for shares of our common stock, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

   Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

                                 LEGAL MATTERS

   Certain legal matters will be passed upon for us by Jeffrey A. Brown of our Law Department and Winston & Strawn, Chicago, Illinois. As of January 1, 2001, Mr. Brown owned approximately 875 shares of common stock and held options to purchase 11,900 shares of common stock, of which options to purchase 3,100 shares were currently exercisable.

                                    EXPERTS

   The consolidated financial statements and schedule of Motorola and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting.

   The financial statements and the related financial statement schedules incorporated herein by reference from the General Instrument Corporation Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is an estimate pursuant to instruction to Item 511 of Regulation S-K, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

      Registration Fee.............................................. $  500,000
      Legal Fees and Expenses.......................................    150,000
      Trustee Fees and Expenses.....................................     30,000
      Accounting Fees and Expenses..................................    150,000
      Blue Sky and Legal Investment Fees and Expenses...............     10,000
      Printing and Engraving Fees...................................    150,000
      Rating Agency Fees............................................  1,400,000
      Listing Fees..................................................     60,000
      Miscellaneous.................................................     50,000
                                                                     ----------
          Total..................................................... $2,500,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

   The Registrant's Restated Certificate of Incorporation and its directors' and officers' liability insurance policy provide for indemnification of its directors and officers against certain liabilities.

   Reference is made to Section 6 of the Form of Underwriting Agreements filed as Exhibit 1(a) and to Section 8 of the Form of Distribution Agreement filed as
Exhibit 1(b) for a description of the contemplated indemnification arrangements.

Item 16. Exhibits

   The following Exhibits are filed as part of this Registration Statement:

         1.1 Form of Underwriting Agreement.

         1.2 Form of Distribution Agreement (incorporated by reference to
             Exhibit 1(b) of the Registrant's Registration Statement on Form S-
             3 dated October 17, 1994 (File No.
             33-56055)).

         4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form
             10-Q for the quarter ended April 1, 2000 (File No. 1-7221)).
         4.2 Certificate of Designations, Preferences and Rights of Junior
             Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to Motorola's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).


         4.3 By-Laws, as amended through May 2, 2000 (incorporated by reference to Exhibit 4.3 to the Registrant's Registration
              Statement on Form S-3 dated May 5, 2000 (File No.
              333-36320)).

         4.4  Rights Agreement, dated as of November 5, 1998 between Motorola,
              Inc. and Harris Trust and Savings Bank, as Rights Agent
              (incorporated by reference to Exhibit 1.1 to Registrant's
              Registration Statement on Form 8-A/A dated March 16, 1999 (File
              No.
              1-7221)).

         4.5 Senior Indenture, dated as of May 1, 1995, between Harris Trust and Savings Bank and Motorola, Inc. (incorporated by reference to Exhibit 4(d) of the Registrant's Registration Statement on Form
              S-3 dated September 25, 1995 (File No. 33-62911)).

         4.6 Form of Instrument of Resignation, Appointment and Acceptance, among Motorola, Inc., Bank One Trust Company, N.A. and BNY
              Midwest Trust Company (as successor in interest to Harris Trust and Savings Bank).

         4.7  Form of Subordinated Indenture (incorporated by reference to
              Exhibit 4(e) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.8  Form of Senior Security (incorporated by reference to Exhibit
              4(g) of the Registrant's Registration Statement on Form S-3 dated
              October 17, 1994 (File No. 33-56055)).

         4.9  Form of Subordinated Security (incorporated by reference to
              Exhibit 4(h) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.10 Form of Debt Warrant Agreement (incorporated by reference to
              Exhibit 4(i) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.11 Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4(j) of the Registrant's Registration Statement on
              Form S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.12 Form of Common Stock Certificate (incorporated by reference to
              Exhibit 4(k) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.13 Form of Warrant Certificate for Common Stock (incorporated by reference to Exhibit 4(l) of the Registrant's Registration
              Statement on Form S-3 dated October 17, 1994 (File No. 33-
              56055)).

         4.14 Form of Warrant Certificate for debt securities (incorporated by reference to Exhibit 4(m) of the Registrant's Registration
              Statement on Form S-3 dated October 17, 1994 (File No. 33-
              56055)).

         5    Opinion and Consent of Jeffrey A. Brown, Esq.
        12    Statement re: computation of ratio of earnings to fixed charges
              (incorporated by reference to Exhibit 12 of the Registrant's
              Registration Statement on Form S-3 dated April 14, 2000 (File No.
              333-76041)).

        23.1  Consent of Jeffrey A. Brown (included as part of Exhibit 5).

        23.2  Consent of KPMG LLP.

        23.3  Consent of Deloitte & Touche LLP.


        24   Powers of Attorney (included on signature page).

        25.1 Statement of Eligibility of Bank One Trust Company, N.A., as
             Trustee, on Form T-1.

Item 17. Undertakings

   (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg and the State of Illinois, on the 9th day of January, 2001.

                                          MOTOROLA, INC.

                                          By: _________________________________
                                                   Christopher B. Galvin
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl F. Koenemann and Anthony Knapp and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   *  *  *  *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
   /s/ Christopher B. Galvin         Chairman of the Board and      January 9, 2001
____________________________________ Chief Executive Officer
        Christopher B. Galvin        (Principal Executive
                                     Officer)

     /s/ Carl F. Koenemann           Executive Vice President and   January 9, 2001
____________________________________ Chief Financial Officer
         Carl F. Koenemann           (Principal Financial
                                     Officer)

       /s/ Anthony Knapp             Senior Vice President and      January 9, 2001
____________________________________ Controller
           Anthony Knapp             (Principal Accounting
                                     Officer)

       /s/ Francesco Caio            Director                       January 9, 2001
____________________________________
           Francesco Caio

      /s/ Ronnie C. Chan             Director                       January 9, 2001
____________________________________
           Ronnie C. Chan

             Signature                           Title                    Date
             ---------                           -----                    ----
    /s/ H. Laurance Fuller           Director                       January 9, 2001
____________________________________
         H. Laurance Fuller

     /s/ Robert W. Galvin            Director                       January 9, 2001
____________________________________
          Robert W. Galvin

     /s/ Robert L. Growney           Director                       January 9, 2001
____________________________________
         Robert L. Growney

       /s/ Anne P. Jones             Director                       January 9, 2001
____________________________________
           Anne P. Jones

       /s/ Judy C. Lewent            Director                       January 9, 2001
____________________________________
           Judy C. Lewent

    /s/ Dr. Walter E. Massey         Director                       January 9, 2001
____________________________________
        Dr. Walter E. Massey

     /s/ Nicholas Negroponte         Director                       January 9, 2001
____________________________________
        Nicholas Negroponte

    /s/ John E. Pepper, Jr.          Director                       January 9, 2001
____________________________________
        John E. Pepper, Jr.

    /s/ Samuel C. Scott III          Director                       January 9, 2001
____________________________________
        Samuel C. Scott III

       /s/ Gary L. Tooker            Director                       January 9, 2001
____________________________________
           Gary L. Tooker

      /s/ B. Kenneth West            Director                       January 9, 2001
____________________________________
          B. Kenneth West

     /s/ Dr. John A. White           Director                       January 9, 2001
____________________________________
         Dr. John A. White